Exhibit 1.1

CHESAPEAKE UTILITIES CORPORATION

Common Stock, Par Value $0.4867 Per Share

With an Aggregate Offering Price of up to $225,000,000

EQUITY DISTRIBUTION AGREEMENT

September 30, 2026

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Citizens JMP Securities, LLC 1301 Avenue of the Americas, 2nd Floor New York, New York 10019	Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Citizens JMP Securities, LLC 1301 Avenue of the Americas, 2nd Floor New York, New York 10019

Ladenburg Thalmann & Co. Inc. 640 Fifth Avenue, 4th Floor New York, New York 10019

Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway, 6th Floor New York, New York 10036

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281	Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281

TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

As Managers or Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), confirms this agreement (including the schedules and exhibits attached hereto, this “Agreement”) with (i) Barclays Capital Inc., Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, a “Manager” and, collectively, the “Managers”), (ii) Barclays Bank PLC, Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank (each, in its capacity as purchaser under any Forward Contract (as defined below) hereunder, a “Forward Purchaser” and, collectively, the “Forward Purchasers”) and (iii) Barclays Capital Inc., Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and, collectively, the “Forward Sellers”) as follows:

SECTION 1: Description of Shares. The Company proposes to offer, issue or sell, as the case may be, from time to time during the term of this Agreement, shares of the Company’s common stock, having a par value of $0.4867 per share (the “Common Stock”), with an aggregate offering price of up to $225,000,000 on the terms and subject to the conditions set forth herein. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares.” The Company agrees that, whenever the Company determines to sell Issuance Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and such Manager, relating to such sale in accordance with Section 3(b) hereof. The Managers, the Forward Sellers and the Forward Purchasers are each referred to herein, in each such capacity, as a “Manager Party” and, collectively, as the “Manager Parties”.

The Company has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-299198) on Form S-3, including the Base Prospectus (as defined below) that specifically relates to the Shares that may be issued from time to time by the Company and incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared the Prospectus Supplement (as defined below) to the Base Prospectus that specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers and the Forward Sellers, including (a) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (b) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers and the Forward Sellers. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents, if any, listed on Schedule A hereto or any other “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Shares (a “Free Writing Prospectus”) the prior use of which has been consented to by the Manager Parties in writing (such consent not to be unreasonably withheld). The Company agrees that it will treat each such issuer free writing prospectus consented to by the Manager Parties as a Permitted Free Writing Prospectus and any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such document (the “Incorporated Documents”), and the words “contained,” “included” and “set forth” (and variations thereof) with respect thereto shall be deemed to include the Incorporated Documents that are so incorporated by reference therein. Any reference herein to (i) the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein, (ii) the words “include” and “including” (and variations thereof) shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation” or “but not limited to” and (iii) the word “or” shall not be exclusive. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice (as defined in Section 3(d) hereof), subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related Supplemental Confirmation for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(d) hereof.

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (a) an amount equal to 100% minus the Forward Hedge Selling Commission Rate for such Forward Contract and (b) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (a) the Forward Hedge Selling Commission Rate for such Forward Contract and (b) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 3(d) hereof; provided, however, that if, prior to the scheduled end of any Forward Hedge Selling Period, (a) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions under the caption “Termination Settlement” in the Master Forward Confirmation or (b) an “Insolvency Filing” (as defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the first Trading Day (or such other day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Settlement Shares” means all shares of Common Stock to be delivered by the Company to any Forward Purchaser in settlement or termination of all or a portion of the Company’s obligations under any Forward Contract.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued and sold directly to any Manager as principal in accordance with the terms of this Agreement and a Terms Agreement.

“Master Forward Confirmation” means any Master Forward Confirmation, dated the date hereof, between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form of Exhibit A attached hereto.

“NYSE” means the New York Stock Exchange.

“Sales Price” means, for each Forward Hedge Share, the actual sale execution price of such Forward Hedge Share sold by a Forward Seller on the NYSE, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or Issuance Shares Settlement Date (as defined in Section 3(h) hereof).

“Supplemental Confirmation” means, for each Forward, the supplemental confirmation evidencing the corresponding “Transaction” (as defined in the Master Forward Confirmation) substantially in the form of Exhibit A to the Master Forward Confirmation relating to such Forward.

“Trading Day” means any day that is a trading day on the NYSE, other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time.

SECTION 2: Representations and Warranties.

(A) Representation and Warranty of the Company. The Company represents and warrants to, and agrees with, each Manager Party on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time of each sale of the Shares pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(h) hereof) and (v) each Bring-Down Delivery Date (as defined in Section 4(n) hereof) (each such date listed in clauses (i) through (v) above, a “Representation Date”), that:

(a) Registration. The Registration Statement has become effective. The Registration Statement, at the Execution Time, and, as then amended, at each other Representation Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 thereunder or through compliance with Rule 172 thereunder or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. Copies of the Registration Statement have been delivered by the Company to each Manager Party.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission.

(c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. At the Execution Time, the Registration Statement conformed, and, as then amended, as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Securities Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects to the applicable requirements of the Securities Act and, except to the extent the Manager Parties shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Securities Act.

(d) Incorporated Documents. Any documents incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Permitted Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use and as of each Time of Sale and Settlement Date, as applicable, and the Company has complied and will comply with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of each Manager Party. The Company has retained, in accordance with the Securities Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Securities Act.

(f) No Material Misstatements or Omissions. As of its date, the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date, the Prospectus does not, and, as then amended or supplemented, as of each Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, and each Time of Sale and Settlement Date, as applicable, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, identified on Schedule A hereto, as of its date, does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(A)(f) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager Party expressly for use therein.

(g) Formation and Qualification. Each of the Company and the Significant Subsidiaries (as defined below) has been duly formed and is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of formation with full corporate or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus. Each of the Company and the Significant Subsidiaries is duly registered or qualified to transact business as a foreign corporation or limited liability company, as applicable, and is in good standing in all jurisdictions in which the conduct of its business requires such registration or qualification, all of such jurisdictions being listed on Schedule B hereto, except where the failure to be so registered or qualified or to be in good standing would not have a Material Adverse Effect (as defined in Section 2(A)(r) hereof). Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, or claims. Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission accurately sets forth, as of such filing date, the name of each subsidiary of the Company and its jurisdiction of organization, other than subsidiaries omitted from such exhibit in accordance with the first sentence of clause (ii) of paragraph 21 of Item 601 of Regulation S-K of the Commission. Any subsidiaries of the Company that are “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X of the Commission are listed on Schedule B hereto (the “Significant Subsidiaries”).

(h) Power and Authority. Each of the Company and the Significant Subsidiaries has all requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Company has all requisite power and authority to issue, sell and deliver the Issuance Shares and the Forward Settlement Shares, in accordance with and upon the terms and conditions set forth in the Company’s Amended and Restated Certificate of Incorporation, dated May 8, 2025, and as may be subsequently amended from time to time (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, dated as of May 7, 2025, and as may be subsequently amended from time to time (the “Bylaws”). All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Issuance Shares and the Forward Settlement Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(i) Shares. The Issuance Shares, the Forward Hedge Shares and the Forward Settlement Shares have been, or will have been at the time of such issuance, duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and nonassessable, and will conform in all material respects to the description of the Common Stock in the Registration Statement and the Prospectus; and, except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company or any other person), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Stock or other equity security of the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Company or any such convertible or exchangeable securities, rights, warrants or options.

(j) Outstanding Company Equity. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock grant or other equity incentive plan, retirement savings plan or any dividend reinvestment and direct stock purchase plan described in the Prospectus). As of the Execution Date, the authorized, issued and outstanding Common Stock consists of 25,254,692 shares. All such shares have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable foreign, state and federal securities and “blue-sky” laws; and none of such shares was issued in violation of any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company or any other person. The Common Stock, the authorized but unissued Preferred Stock, and the Certificate of Incorporation and the Bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(k) Authorization, Execution and Delivery of the Transaction Documents. Each of this Agreement, each Master Forward Confirmation and each Supplemental Confirmation (collectively, the “Transaction Documents”) has been, or in the case of any Transaction Document executed after the date hereof, shall have been at the time of such execution, duly authorized, executed and delivered by the Company.

(l) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Organizational Documents (as defined below), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. “Organizational Documents” means (A) in the case of the Company, the Certificate of Incorporation and the Bylaws, (B) in the case of a corporation, its certificate or articles (as the case may be) of incorporation and bylaws and (C) in the case of a limited liability company, its certificate of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.

(m) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Issuance Shares and the Forward Settlement Shares, the consummation by the Company of the transactions contemplated hereby, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(n) No Consents Required. Without limiting Sections 2(A)(i), 2(A)(l) and 2(A)(m) hereof, (i) the Company has received final orders of the Delaware Public Service Commission, including the final order dated July 23, 2025, authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement (the “DPSC Orders”) and (ii) the Company has received a final order of the Florida Public Service Commission (the “FPSC”) dated December 22, 2025 authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement at any time on or prior to December 31, 2026 (the “FPSC Order” and, together with the DPSC Orders, the “PSC Orders”); the PSC Orders are in full force and effect as of the date hereof; and no further consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Issuance Shares and the Forward

Settlement Shares and the consummation by the Company of the transactions contemplated hereby, except for (A) informational filings required under the PSC Orders, (B) a final order from the FPSC authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares at any time during any calendar year after December 31, 2026 (an “Additional FPSC Order”), which shall be received by the Company prior to the issuance and delivery by the Company of any Issuance Shares during any such calendar year, (C) the registration of the Shares under the Securities Act and the Exchange Act, (D) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (E) under applicable state securities laws in connection with the issuance, offering and sale of the Shares hereunder, (F) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Execution Date, as applicable, will be obtained, (G) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, (H) any listing applications and related consents or any notices required by the NYSE in the ordinary course of the offering of the Shares under this Agreement, (I) filings with the Commission pursuant to Rule 424(b) under the Securities Act and (J) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Shares under the Securities Act or the Exchange Act.

(o) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(p) Independent Accountants. Baker Tilly US, LLP, which has audited certain of the Company’s financial statements, is the Company’s independent registered public accounting firm as required by the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis through the periods involved and comply with all applicable accounting requirements under the Securities Act and the Exchange Act, as applicable. Any supporting schedules included in the Registration Statement present fairly, in all respects, in accordance with GAAP, the information required to be stated therein. The pro forma financial information and the related notes thereto, if any, incorporated by reference in the Registration Statement and the Prospectus have been, or shall be, prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing any such pro forma financial information are, or shall be, reasonable and the adjustments used therein are, or shall be, appropriate to give effect to the transactions and circumstances referred to therein. All “non-GAAP financial measures” (as defined in Item 10(e) of Regulation S-K of the Commission), if any, contained in the Registration Statement and the Prospectus comply with the Exchange Act, to the extent applicable.

(r) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (ii) except as otherwise disclosed in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material to the Company and its subsidiaries taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake, or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and (iii) except for regular quarterly cash dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid, or made by the Company on any class of its capital stock.

(s) Real and Personal Property. Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the Company and its subsidiaries have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or its subsidiaries are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and the Company and its subsidiaries have such easements or rights-of-way from each person as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement and the Prospectus.

(t) Title to Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate rights to use or receive the benefit of all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as conducted or proposed to be conducted by the Registration Statement and the Prospectus, except to the extent that the failure to own or possess such rights does not have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how that would reasonably be expected to result in a Material Adverse Effect.

(u) Investment Company Act. The Company is not now or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, and the application of any amounts received by the Company upon settlement of any Forward Contracts, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” (within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”)).

(v) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes that (A) are being contested in good faith and for which adequate reserves have been provided or (B) if not paid, would not have, individually or in the aggregate, a Material Adverse Effect and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(w) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to so possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has reasonable basis to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(x) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(y) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Prospectus, the Company and its subsidiaries and their respective properties, assets and operations (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the release or threat of release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of Hazardous Materials, and have no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, except, in each case, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Disclosure Controls. The Company maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.

(aa) Insurance. The Company and its subsidiaries have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company and its subsidiaries and their respective businesses in a commercially reasonable manner; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(bb) Internal Accounting Controls. The Company maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal accounting controls are effective and the Company is not aware of any material weaknesses in the accounting controls of the Company.

(cc) No Unlawful Payments. None of the Company and any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any of its funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including any offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (B) the Bribery Act 2010 of the United Kingdom or (C) any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (collectively, the “Anti-Corruption Laws”) or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all such applicable laws and regulations.

(dd) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those, of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Manager Parties are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Manager Parties to properly identify their respective clients.

(ee) No Conflicts with Sanctions Laws. None of the Company and any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including the so-called Donetsk People’s Republic or Luhansk People’s Republic or any other “Covered Regions” of Ukraine identified pursuant to Executive Order 14065, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria (prior to July 1, 2025) and Russia (each, a “Sanctioned Country”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Shares hereunder (including, in the case of any Forward Hedge Shares, any proceeds received by the Company upon settlement of the related Forward Contract), or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other persons or entities (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Shares hereunder, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws. For the past ten years, neither the Company nor any of its subsidiaries has engaged in, are now engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff) Data Security. Except as may be described in the Registration Statement and the Prospectus, there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third-party data maintained by or on behalf of them used in connection with their businesses) or equipment (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of their IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg) ERISA Compliance. The Company, its subsidiaries and the ERISA Affiliates (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any material liability; the Company and its subsidiaries have not incurred and do not reasonably expect to incur any material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; each “pension plan” for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company and its subsidiaries have not breached any contractual obligation, or violated any law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. “ERISA Affiliate” means any member of any group of organizations described in Sections 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended, or Section 4001(b)(1) of ERISA of which the Company or any of its subsidiaries is a member.

(hh) No Broker’s Fees. The Company has not incurred any liability, and is not a party to any contract, agreement or understanding with any person (other than this Agreement, any Forward Contract and any Letter Agreement (as defined in Section 3(f) hereof)), that would give rise to a valid claim against the Company or any Manager Party, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii) No Registration Rights. No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Issuance Shares or the Forward Settlement Shares.

(jj) No Stabilization. The Company and its subsidiaries, directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk) Sarbanes-Oxley Act. The Company has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, were, and as of each Representation Date were or will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(ll) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a “bona fide offer” (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act.

(mm) XBRL. The XBRL included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Listing of the Shares. All of the Shares that have been or may be sold under this Agreement and all of the Forward Settlement Shares that have been or may be sold under any Forward Contract have been approved for listing on the NYSE.

(oo) Actively-Traded Security. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(B) Representation and Warranty of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to, and agrees with, the applicable Manager that this Agreement has been duly authorized, executed and delivered by such Forward Seller, and such Forward Seller will have full right, power and authority to sell, transfer and deliver any applicable Forward Hedge Shares.

SECTION 3: Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to (i) issue and sell Issuance Shares through or to the Managers, as sales agents or principals, and (ii) offer and sell Forward Hedge Shares through the Forward Sellers, acting as sales agents for their respective affiliated Forward Purchasers, in each case as and when the Company provides instructions as set forth herein, in its discretion, and each Manager and each Forward Seller agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company or its affiliated Forward Purchaser, as applicable, the Shares on the following terms.

(a) On any Trading Day that the Company wishes to offer or sell any Issuance Shares, the Company may sell such Issuance Shares through only one Manager, subject to the proviso of Section 4(j) hereof, and, if it determines to do so, the Company, through any of the individuals listed as authorized representatives of the Company on Schedule C hereto, as such Schedule C may be amended from time to time (the “Authorized Company Representatives”), will instruct such Manager by telephone to make such sale with the maximum amount of the Issuance Shares to be sold by such Manager daily as agreed to and accepted by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement or in an amount, together with all sales of the Issuance Shares under this Agreement, in excess of the amount of Issuance Shares authorized from time to time to be issued and sold under this Agreement or any minimum price below which sales of the Issuance Shares may not be effected) and any other limitations specified by the Company and mutually agreed by such Manager, which instruction shall be confirmed promptly by delivery of a notice from the Company, with a copy to each of the other Authorized Company Representatives at such time, by electronic mail in substantially the form of Exhibit B attached hereto (or such other form as the Company and such Manager shall agree) (an “Issuance Notice”). On any Trading Day, the Company shall give at least one business day’s prior written notice by telephone (confirmed promptly by electronic mail) to the Managers as to any change of the Manager through whom sales of the Issuance Shares as sales agent will be made. The Manager through whom sales of any Issuance Shares as sales agent are then being made pursuant to this Section 3(a) in accordance with an Issuance Notice is referred to as a “Selling Manager.” For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or to a trustee or other person acquiring the Issuance Shares for the accounts of such persons in which any of the Managers are acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Managers may sell the Issuance Shares by any method permitted by law deemed to be an At-the-Market Offering (as defined below), including sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Issuance Shares designated; provided, however, that notwithstanding anything to the contrary in this Agreement, any Manager may decline for any reason in its sole discretion to act as sales agent for the Company hereunder with respect to one or more sets of the Company’s instructions for the sale of Issuance Shares; provided further, however, that the Managers shall have no obligation to offer or sell any Issuance Shares, and the Company acknowledges and agrees that the Managers shall have no such obligation, in the event that an offer or sale of the Issuance Shares on behalf of the Company may in the reasonable judgment of a Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the

Exchange Act or a “distribution” (within the meaning of Rule 100 of Regulation M under the Exchange Act) or such Manager reasonably believes that it may be deemed to be an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act (any such transaction is hereinafter referred to as an “At-the-Market Offering”). Each of the Managers hereby covenants and agrees not to make any sales of the Issuance Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of an At-the-Market Offering and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and such Manager.

(b) If the Company wishes to issue and sell any Issuance Shares other than as set forth in Section 3(a) hereof, it will notify a Manager of the proposed terms of such issuance and sale (each, a “Placement”). If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) The Company acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling any Issuance Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell any Issuance Shares for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares in accordance with the terms of this Agreement and (iii) no Manager shall be under any obligation to purchase any Issuance Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by such Manager and the Company pursuant to a Terms Agreement.

(d) On any Trading Day that the Company wishes to offer or sell any Forward Hedge Shares, the Company may offer or sell such Forward Hedge Shares through only one Forward Seller, subject to the proviso of Section 4(j) hereof, and, if it determines to do so, the Company, through any of the Authorized Company Representatives, will deliver a notice by electronic mail in substantially the form of Exhibit C attached hereto (or such other form as the Company and such Manager shall agree) (a “Forward Placement Notice”), with a copy to each of the other Authorized Company Representatives at such time, to a Forward Purchaser and a Forward Seller. Such Forward Purchaser and such Forward Seller may accept such Forward Placement Notice by electronic mail to an Authorized Company Representative confirming the terms of such Forward Placement Notice. Upon the delivery of such Forward Placement Notice and such Forward Purchaser’s and such Forward Seller’s acceptance of such Forward Placement Notice by electronic mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, such Forward Purchaser will use commercially reasonable efforts to borrow or cause its affiliate to borrow Forward Hedge Shares up to the amount specified and such Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Forward Placement Notice, subject to the following provisions:

(i) The number of Forward Hedge Shares that such Forward Purchaser shall use commercially reasonable efforts to borrow or cause its affiliate to borrow and that such Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate Sales Price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by such Forward Purchaser and such Forward Seller.

(ii) A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by electronic mail (and the Company confirms such delivery by electronic mail notice or by telephone (including voicemail message)) by the applicable Forward Purchaser and the applicable Forward Seller.

(iii) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the applicable Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to such Forward Purchaser, a Supplemental Confirmation in respect of the Forward for such Forward Hedge Selling Period, which Supplemental Confirmation shall set forth for such Forward (A) the “Trade Date” (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), (B) the “Effective Date” (which shall, subject to the terms of the Master Forward Confirmation, be the date one “Settlement Cycle” (as defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), (C) the initial “Base Amount” (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), (D) the “Maturity Date” (which shall, subject to the terms of the Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward), (E) the “Forward Price Reduction Dates” (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), (F) the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), (G) the “Spread” (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), (H) the “Initial Forward Price” (which shall be determined as provided in the Master Forward Confirmation), (I) the “Volume-Weighted Hedge Price” (which shall be determined as provided in the

Master Forward Confirmation), (J) the “Specified Borrow Rate” (which shall be the rate set forth opposite the term “Specified Borrow Rate” in the Forward Placement Notice), (K) the “Maximum Specified Borrow Rate” (which shall be the rate set forth opposite the term “Maximum Specified Borrow Rate” in the Forward Placement Notice), (L) the “Forward Shares” (which shall be 1.5 times the “Base Amount” (as defined in the Master Forward Confirmation) for such Forward) and (M) the “Notice Settlement Number” (which shall be the number set forth opposite the term “Notice Settlement Number” in the Forward Placement Notice).

(iv) For each Forward, the Company shall be obligated to enter into a Forward Contract with the applicable Forward Purchaser, and such Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow or cause its affiliate to borrow, and the applicable Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares described in such Forward Contract pursuant thereto only if and when the Company delivers a Forward Placement Notice to such Forward Purchaser and such Forward Seller and such Forward Purchaser and such Forward Seller have accepted such Forward Placement Notice as provided in Section 3(d) hereof. The Company shall have the right, in its sole discretion, to request that such Forward Purchaser and such Forward Seller amend at any time and from time to time any such Forward Placement Notice, and if such amendment is accepted by such Forward Purchaser and such Forward Seller, each of such Forward Purchaser and such Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its (or cause its affiliate to modify its) offers to sell or borrow, as applicable, consistent with any such amendment; provided, however, that (A) the Company may not amend any Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (B) the Company shall not have the right to amend a Forward Placement Notice after the related Supplemental Confirmation has been delivered to the Company.

(v) Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that (A) there can be no assurance that such Forward Purchaser (or its affiliate) will be successful in borrowing or that such Forward Seller will be successful in selling Forward Hedge Shares, (B) such Forward Seller will incur no liability or obligation to the Company, the applicable Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser (or its affiliate) for any reason other than a failure by such Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under Section 3(d) hereof and (C) such Forward Purchaser will incur no liability or obligation to the Company, the applicable Forward Seller or any other person if it does not borrow or cause its affiliate to borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under Section 3(d) hereof. Notwithstanding anything herein to the contrary, such Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and such Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (ii) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, such Forward Seller will be acting as agent for the applicable Forward Purchaser and not as principal.

(e) Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Managers or the Forward Sellers by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company may, upon notice to the Managers and the Forward Sellers by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided further, however, that there shall be no obligations with respect to the delivery of the Bring-Down Documents (as defined in Section 4(v) hereof) to the Manager Parties during a Suspension Period and that such obligations shall resume upon the termination of such Suspension Period and in any event prior to the resumption of the offering of any Shares under this Agreement following such Suspension Period (a “Resumption Date”). Similarly, any Manager or Forward Seller may, upon notice to the Company by telephone (confirmed promptly by electronic mail), suspend the offering of any Shares pursuant to this Agreement through such Manager or Forward Seller for a specified period; provided, however, that (i) such suspension shall not affect or impair the parties’ respective obligations with respect to any Shares sold hereunder prior to the giving of such notice and (ii) such suspension shall only be applicable to such Manager or Forward Seller and shall not affect any rights of the other Managers and Forward Sellers hereunder or any obligations of the Company to the other Managers and Forward Sellers hereunder, including to deliver the Bring-Down Documents.

(f) The compensation to (i) each Manager, as an agent of the Company, for sales of any Issuance Shares shall be at a mutually agreed rate, not to exceed 2% of the gross sales price of such Issuance Shares sold pursuant to Section 3(a) hereof as set forth in one or more letter agreements between the Company and each Manager (a “Letter Agreement”) and (ii) each Forward Seller for sales of Shares hereunder shall be equal to up to the product of (A) the maximum Forward Hedge Selling Commission Rate and (B) the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward. In each case, the remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or such Forward Seller’s affiliated Forward Purchaser, as applicable, for the sale of such Shares (the “Net Proceeds”).

(g) The applicable Selling Manager or Forward Seller shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on the NYSE each day in which the Shares are sold pursuant to this Agreement setting forth (i) the amount of any Issuance Shares sold on such day and any Actual Sold Forward Amount as of such day, (ii) the gross offering proceeds received from such sale of the Shares, (iii) in the case of any Issuance Shares, the commission payable by the Company to the applicable Selling Manager with respect to such sale of Issuance Shares and (iv) the Net Proceeds for the sale of such Shares.

(h) Settlement for sales of the Issuance Shares pursuant to Section 3(a) will occur on the first Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such securities issuance or as agreed to by the Company and the applicable Selling Manager) following the date on which such sales are made (each such date, an “Issuance Shares Settlement Date”). On each Issuance Shares Settlement Date, the Issuance Shares sold through the applicable Selling Manager for settlement on such date shall be issued and delivered by the Company to such Selling Manager against payment of the Net Proceeds for the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to such Selling Manager’s account, or to the account of such Selling Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the Company and such Selling Manager, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Issuance Shares on any Issuance Shares Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (i) indemnify and hold such Selling Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Selling Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DTC for purposes of this Section 3(h). Each sale of any Forward Hedge Shares will be settled as between the applicable Forward Purchaser and the applicable Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each such Forward Hedge Settlement Date, such Forward Purchaser will, or will cause its affiliate to, electronically transfer such Forward Hedge Shares being offered and sold by crediting such Forward Seller’s (or its designee’s) account at the Depository Trust Company through its Deposit/Withdrawal at Custodian System (DWAC), or by such other means of delivery as may be mutually agreed upon by such Forward Purchaser and such Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Forward Seller shall deliver to such Forward Purchaser the related portion of such Forward Hedge Price in same-day funds delivered to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(i) At each Representation Date the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager or Forward Seller to use its commercially reasonable efforts to sell the Shares on behalf of the Company, or any obligation of any Forward Purchaser to borrow, or cause to be borrowed, any Forward Hedge Shares, shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(j) Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (i) the amount set forth in Section 1 hereof and (ii) the amount available for offer and sale under the Registration Statement, nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the Board of Directors of the Company, or a duly authorized committee thereof, and notified to the Manager Parties in writing. The Manager Parties shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(k) Each sale of the Shares through or to any Manager or Forward Seller shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement or Master Forward Confirmation. The applicable Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Manager shall specify the requirements, if any, for the applicable Bring-Down Documents.

(l) Subject to the limitations set forth herein and as may be mutually agreed upon by the Company, the Managers and the Forward Sellers, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by any Manager or Forward Seller (i) during the period beginning on the day after the last day of each fiscal quarter or year of the Company and prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for such quarter or year (each, an “Earnings Announcement”), (ii) except as set forth in Section 3(m) hereof, at any time from and including an Announcement Date through and including the later to occur of (A) the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, that includes consolidated financial statements as of and for such quarter or year, as the case may be, covered by such Earnings Announcement (the “Filing Time”) and (B) such Manager and such Forward Seller shall have received the Bring-Down Documents applicable to such filing or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(m) Notwithstanding clause (ii) of Section 3(l) hereof, if the Company wishes to request the offer or sale of any Shares by a Manager or Forward Seller hereunder at any time during the period from and including an Announcement Date with respect to an Earnings Announcement through and including the corresponding Filing Time, (i) unless the Company has previously filed a Current Report on Form 8-K pursuant to Item 2.02 (provided, however, that the information included in such Form 8-K is deemed “filed” under the Exchange Act and not “furnished” thereunder), the Company shall prepare and deliver to such Manager or Forward Seller (with a copy to counsel for the Managers or the Forward Sellers) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Manager or Forward Seller, and, prior to its filing, obtain the written consent of such Manager or Forward Seller to such filing (which consent shall not be unreasonably withheld), (ii) except as may be otherwise agreed by such Manager or Forward Seller, such Manager or Forward Seller shall have received the Bring-Down Documents applicable to the filing of such Earnings 8-K, (iii) the Company shall afford such Manager or Forward Seller the opportunity to conduct a due diligence review in accordance with Section 4(v) hereof prior to filing such Earnings 8-K and (iv) the Company shall file such Earnings 8-K with the Commission in a manner that is deemed “filed” under the Exchange Act and not “furnished” thereunder. For purposes of clarity, the parties hereto agree that (A) the delivery of the Bring-Down Documents referred to in clause (ii) of this Section 3(m) shall not relieve the Company from any of its obligations under this Agreement with respect to any Bring-Down Delivery Date that occurs subsequent to such Filing Time and (B) this Section 3(m) shall in no way affect or limit the operation of clauses (i) and (iii) of Section 3(l) hereof, which shall have independent application.

SECTION 4: Covenants of the Company. The Company agrees with the Manager Parties:

(a) During the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), to notify the Manager Parties promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon any Manager Party’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in such Manager Party’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Managers and the Forward Sellers and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act.

(b) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(c) To promptly advise the Manager Parties, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings pursuant to Section 8A of the Securities Act for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager Parties of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus; and to provide the Manager Parties and counsel for the Manager Parties copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including Shares)) to which the Manager Parties shall have objected in writing.

(d) To make available to the Manager Parties, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager Parties, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as any of the Manager Parties may reasonably request; in case any of the Manager Parties is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K of the Commission, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K of the Commission, as the case may be.

(e) Subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares.

(f) To promptly notify the Manager Parties of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to each Manager Party promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as such Manager Party may reasonably request.

(g) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Manager Parties may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager Parties of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose or pursuant to Section 8A of the Securities Act.

(h) To make generally available to the Company’s security holders, and to deliver to the Manager Parties, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than sixteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act).

(i) To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(j) At any time that the Company has instructed any Manager or Forward Seller to sell Shares pursuant to Section 3(a) or 3(d) hereof, as applicable, but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any Common Stock, in each case without giving such Manager or Forward Seller at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through any Manager pursuant to this Agreement or any Terms Agreement, (ii) issue shares of Common Stock pursuant to employee benefit plans, qualified share option plans or other equity compensation plans, (iii) issue shares of Common Stock pursuant to the Company’s dividend reinvestment and direct stock purchase plan or (iv) issue shares of Common Stock in connection with any acquisition or major project financing. In the event that notice of a proposed sale is provided by the Company pursuant to this

Section 4(j), the Manager Parties may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager Parties. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sale of Shares under this Agreement shall be effected by or through only one Manager or Forward Seller on any single given day, and the Company shall in no event request that more than one of the Managers or the Forward Sellers offer or sell any Shares on the same day; provided, however, that the foregoing limitation shall not restrict the Company from executing any sales of Shares before 9:30 a.m. (New York City time) or after 4:00 p.m. (New York City time) on any such day with a single other Manager or Forward Seller (to the extent the Company has confirmed that no other Manager or Forward Seller is actively offering to sell Shares, soliciting offers to buy Shares or selling Shares at such time).

(k) Not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Stock to facilitate the sale or resale of the Shares.

(l) To use its commercially reasonable efforts to cause the Common Stock to maintain its listing on the NYSE.

(m) To advise the Manager Parties promptly after it shall have received notice or obtained knowledge, of any information or fact that would materially alter or affect any Bring-Down Document or other certificate, letter or document provided to the Manager Parties pursuant to Section 6 hereof.

(n) To furnish or cause to be furnished forthwith to the Manager Parties, promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than pursuant to clause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus or (iii) any of the Manager Parties shall make a reasonable request therefor (each such Resumption Date and other date referred to in clauses (i), (ii) and (iii) above, except as set forth in the initial proviso below, is collectively referred to as a “Bring-Down Delivery Date”), a certificate dated and delivered on such Bring-Down Delivery Date, in form satisfactory to the Manager Parties, to the effect that the statements contained in the certificate referred to in Section 6(c) hereof are true and correct as of such Bring-Down Delivery Date, with the same force and effect as though expressly made at and as of such Bring-Down Delivery Date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such Bring-Down Delivery Date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate, together with, in the case of either such certificate a further statement to the effect that (A) the Issuance Shares and the Forward Settlement Shares have been duly and validly authorized by the Company, (B) all corporate action required to be taken for the issuance and sale of the Issuance Shares and the Forward Settlement Shares has been validly and sufficiently taken, (C) the Company’s Board of Directors has not revoked, rescinded or otherwise modified or withdrawn such authorization, and (D) the PSC Orders have not been modified and are in full force and effect as of the date thereof, except that, if such Bring-Down Delivery Date is after December 31, 2026, clause (D) of such further statement shall also provide that the Company has received an Additional FPSC Order authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement at any time during the related calendar year thereafter; provided, however, that the date of filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless such Current Report on Form 8-K (x) is filed at any time during which a prospectus relating to the Shares is required to be delivered under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) or any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and any of the Manager Parties have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K, or (y) contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act and not “furnished” thereunder; provided further, however, that the obligation of the Company under this Section 4(n) shall be deferred during any Suspension Period and shall recommence upon the applicable Resumption Date.

(o) To furnish or cause to be furnished forthwith to the Manager Parties, upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, (i) a written opinion and negative assurance letter of Baker & Hostetler LLP, counsel for the Company, or other counsel satisfactory to the Manager Parties (“Company Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager Parties, of the same tenor as the opinion and letter referred to in clause (i) of Section 6(d) hereof, but modified as necessary to relate to (A) the Registration Statement and the Prospectus as amended and supplemented to such Bring-Down Delivery Date and (B) if such Bring-Down Delivery Date is after December 31, 2026, the receipt by the Company of an Additional FPSC Order authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement at any time during the related calendar year thereafter and (ii) a written opinion of James F. Moriarty, Executive Vice President, General Counsel, Corporate Secretary and Chief Policy and Risk Officer of the Company, or other counsel satisfactory to the Manager Parties (“In-House Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager Parties, of the same tenor as the opinion referred to in clause (ii) of Section 6(d) hereof, but modified as necessary to relate to (A) the Prospectus as amended and supplemented to such Bring-Down Delivery Date and (B) if such Bring-Down Delivery Date is after December 31, 2026, the receipt by the Company of an Additional FPSC Order authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement at any time during the related calendar year thereafter; provided, however, that in lieu thereof, Company Counsel or In-House Counsel may furnish the Manager Parties with a letter to the effect that (A) the Manager Parties may rely on a prior opinion or letter delivered under Section 6(d) hereof or this Section 4(o) to the same extent as if it were dated such Bring-Down Delivery Date (except that statements in such prior opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date) and (B) the Company has received an Additional FPSC Order authorizing the issuance and sale of the Issuance Shares and the Forward Settlement Shares under this Agreement at any time during the related calendar year thereafter; provided further, however that the obligation of the Company under this Section 4(o) shall be deferred during any Suspension Period and shall recommence upon the applicable Resumption Date.

(p) To furnish or cause to be furnished forthwith to the Managers and the Forward Sellers, upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each date that (i) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Commission under the Exchange Act, (ii) the Registration Statement or the Prospectus shall otherwise be amended or supplemented to include additional or amended financial information (including as a result of the filing by the Company of an Earnings 8-K with the Commission under the Exchange Act) or (iii) any of the Managers or the Forward Sellers shall make a reasonable request therefor, a letter of Baker Tilly US, LLP or the Company’s other independent accountants at the time satisfactory to the Manager Parties (the “Accountants”), dated and delivered as of such date, in form and substance satisfactory to the Manager Parties, of the same tenor as the letter referred to in Section 6(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided, however, that the obligation of the Company under this Section 4(p) shall be deferred during any Suspension Period and shall recommence upon the Resumption Date.

(q) To furnish or cause to be furnished forthwith to the Manager Parties, upon each Resumption Date and at or promptly after each other Bring-Down Delivery Date, a certificate dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager Parties, of the same tenor as the certificate referred to in Section 6(f) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to such Bring-Down Delivery Date; provided, however, that the obligation of the Company under this Section 4(q) shall be deferred during any Suspension Period and shall recommence upon the Resumption Date.

(r) Unless it obtains the prior written consent of the Manager Parties (such consent not to be unreasonably withheld), to not make any offer relating to the Shares that would constitute a Free Writing Prospectus. The Company agrees that it will treat each such Free Writing Prospectus consented to by the Manager Parties as a Permitted Free Writing Prospectus and that it will comply with the applicable requirements of such Rule 433 with respect thereto, including timely filing with the Commission where required, legending, retention and other record keeping. If at any time following the issuance of any Permitted Free Writing Prospectus, any event shall occur or condition shall exist as a result of which such Permitted Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Manager Parties and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(s) That each Manager Party may trade in Common Stock for such Manager Party’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, however, that such activity of the Manager Parties is conducted in compliance with Regulation M under the Exchange Act.

(t) If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(j) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by any Manager or Forward Seller the right to refuse to purchase and pay for such Shares.

(u) To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K filed by it with the Commission under the Exchange Act the number of the Shares sold through or to the Manager Parties under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager Parties by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(v) In connection with each Bring-Down Delivery Date and, with respect to clause (i) below, as reasonably requested by any of the Manager Parties, to cooperate with the Manager Parties in connection with (i) a due diligence investigation with respect to the Company conducted by or on behalf of the Manager Parties and in form and substance satisfactory to the Manager Parties, which shall include, upon reasonable notice, access to representatives of management of and counsel for the Company and of the Accountants and to documents and other information during regular business hours and at the Company’s principal offices, and (ii) the review by or on behalf of the Manager Parties of the certificates, the opinions and the letters required by Sections 4(n), 4(o), 4(p) and 4(q) hereof (collectively, the “Bring-Down Documents”), which shall be in form and substance satisfactory to the Manager Parties; provided, however, that the obligation of the Company under this Section 4(v) shall be deferred during any Suspension Period and shall resume upon the applicable Resumption Date.

(w) To ensure that prior to instructing any Manager or Forward Seller to sell any of the Shares, the Company shall have obtained (i) all necessary corporate authority for the offer and sale of such Issuance Shares and such Forward Settlement Shares, and (ii) in the case of the sale of such Issuance Shares and such Forward Settlement Shares at any time after December 31, 2026, an Additional FPSC Order authorizing the issuance and sale of such Shares at any time during the related calendar year thereafter.

(x) If (i) immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, or (ii) at any time, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, upon its determination to take the action referred to below (which in any event shall be a reasonable time prior to such third anniversary) or upon receipt of such notice, as the case may be, to promptly (A) advise the Manager Parties, confirming such advice in writing, of such determination or notice, as the case may be, (B) prepare and file, in accordance with the Securities Act, a new registration statement or a post-effective amendment to the Registration Statement, as applicable, on the proper form relating to such Shares, in form and substance satisfactory to the Manager Parties, to permit the offering and sale of such Shares to continue as contemplated by this Agreement, (C) use its best efforts to cause such new registration statement or post-effective amendment to become effective as soon as practicable, (D) notify the Manager Parties of such effectiveness, and (E) take all other reasonable actions necessary or appropriate to permit the offering and sale of such Shares to continue as contemplated by this Agreement, including to promptly prepare and file a new final supplement to the prospectus filed as part of such new registration statement or post-effective amendment relating to such Shares pursuant to the applicable paragraph of Rule 424(b) under the Securities Act. Upon the filing of such new supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to such new registration statement or post-effective amendment, as the case may be, and references to the “Base Prospectus” and the “Prospectus Supplement” shall be deemed to refer to such new supplement and such prospectus, respectively.

(y) To not, directly or indirectly, violate the provisions of Regulation M under the Exchange Act that are applicable to it. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, the Company shall promptly notify the Manager Parties and sales of the Shares under this Agreement, any instruction from the Company to make such sales or any Placement shall be suspended until such exemptive or other provisions have been satisfied in the judgment of the Manager Parties and the Company. On or prior to the delivery of a prospectus that is required (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate its “ADTV” (within the meaning of Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and such Manager Party.

SECTION 5: Payment of Expenses. Except as otherwise mutually agreed upon in writing among the Company and the Manager Parties, the Company agrees with the Manager Parties, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations under this Agreement, each Master Forward Confirmation and any applicable Terms Agreement, including such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and the printing and furnishing of copies of each such document to the Manager Parties (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares and the Forward Settlement Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares and the Forward Settlement Shares, (iii) the producing, word processing or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction or printing and furnishing of copies of each such document to the Manager Parties (including costs of mailing and shipment), (iv) the qualification of the Shares and the Forward Settlement Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Manager Parties, (v) the listing of the Shares and the Forward Settlement Shares on the NYSE, (vi) any filing for review of the public offering of the Shares and the Forward Settlement Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager Parties relating to FINRA matters, and (vii) the reasonable fees and disbursements of Company Counsel and the Accountants. The Manager Parties will pay all of their out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse all reasonable and properly documented fees, costs and expenses of external counsel for the Manager Parties, upon request from time to time, in connection with entering into this Agreement and the delivery of the Bring-Down Documents on any Bring-Down Delivery Date and the satisfaction of the conditions hereunder; provided further, however, that (A) the aggregate amount of such fees, costs and expenses incurred in connection with entering into this Agreement and the satisfaction of the conditions hereunder on or prior to the Execution Date shall not exceed $375,000 and (B) if any of the Managers acts as a principal under a Terms Agreement pursuant to Section 3(c) hereof, the Company shall not be responsible for the fees and disbursements of external counsel for such Managers unless otherwise agreed in such Terms Agreement.

SECTION 6: Conditions to the Manager Parties’ Obligations. The obligations of each Manager Party hereunder are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a) (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or to the knowledge of the Company or any Manager Party of the initiation or threatening in writing of any proceedings for any of such purposes or pursuant to Section 8A of the Securities Act, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Manager Parties.

(c) On the Execution Date, the Manager Parties shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company or the Chief Financial Officer of the Company, to the effect that (i) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Execution Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Execution Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(d) On the Execution Date, the Manager Parties shall have received (i) a written opinion and negative assurance letter of Company Counsel, in form satisfactory to the Manager Parties, with respect to the matters set forth in Exhibit D hereto, dated as of the Execution Date, and (ii) a written opinion of In-House Counsel, in form satisfactory to the Manager Parties, with respect to the matters set forth in Exhibit E hereto, dated as of the Execution Date.

(e) On the Execution Date, the Managers and the Forward Sellers shall have received a letter from the Accountants, in form and substance satisfactory to the Managers and the Forward Sellers, dated as of the Execution Date, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to sales agents in connection with registered “at the market” offerings with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus (except for certain items that will be set forth in the certificate referred to in Section 6(f) hereof).

(f) On the Execution Date, the Manager Parties shall have received a certificate from the Company’s Chief Financial Officer, in form and substance satisfactory to the Manager Parties, dated as of the Execution Date, with respect to certain financial, operating and business information of the Company contained in the Registration Statement and the Prospectus.

(g) On the Execution Date and upon any date specified in a Terms Agreement and each Resumption Date and at or promptly after each Bring-Down Delivery Date (unless such Bring-Down Delivery Date occurs during any Suspension Period), the Manager Parties shall have received an opinion and negative assurance letter of Bracewell LLP, counsel for the Managers and the Forward Sellers, in form and substance satisfactory to the Manager Parties, dated as of the Execution Date or such other date, as applicable.

(h) On each Resumption Date and at or promptly after each other Bring-Down Delivery Date (unless such Bring-Down Delivery Date occurs during any Suspension Period), the Manager Parties shall have received the applicable Bring-Down Documents, which shall be in form and substance satisfactory to the Manager Parties.

(i) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by such Rule 424, and all filings of any Permitted Free Writing Prospectus with the Commission required by Rule 433 under the Securities Act shall have been made in the manner and within the applicable time period required by such Rule 433.

(j) The Issuance Shares and the Forward Settlement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k) Subsequent to (i) the acceptance by any Manager of an Issuance Notice delivered to such Manager to sell any Issuance Shares in accordance with Section 3(a) hereof and continuing through the later of (A) the expiration of the period during which such Issuance Shares may be sold as contemplated by such confirmation and (B) the Issuance Shares Settlement Date for such Issuance Shares or (ii) the acceptance by any Forward Purchaser or Forward Seller of a Forward Placement Notice relating to the sale of any Forward Hedge Shares described therein and continuing through the applicable Forward Hedge Selling Period, no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading), and the Company will promptly notify such Manager, Forward Purchaser or Forward Seller, as the case may be, by telephone (confirmed by electronic mail) or electronic mail of any such downgrading or announcement.

SECTION 7: Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Manager Party, its partners, employees, agents, members, directors and officers, any person who controls such Manager Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Manager Party that has, or is alleged to have, participated in the distribution of Shares and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, that such Manager Party or any such person may incur under the Securities Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager Party to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, in any road show as defined under Rule 433(h) under the Securities Act (a “road show”) or in any Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of such Manager Party to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit or proceeding (together, a “Proceeding”) is brought against any Manager Party or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Manager Party or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability that the Company may have to such Manager Party or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. Each Manager Party or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Manager Party or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the relevant Manager Party and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given the Company at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Manager Party, severally and not jointly, agrees to indemnify and hold harmless the Company, its employees, agents and directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Securities Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager Party furnished in writing by or on behalf of such Manager Party to the Company expressly for use with reference to such Manager Party in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to such Manager Party furnished in writing by or on behalf of such Manager Party to the Company expressly for use with reference to such Manager Party in the Prospectus, in any road show or in any Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading. The Company hereby acknowledges that the only information that the Manager Parties have furnished to the Company in writing expressly for use in the Registration Statement, the Prospectus, any road show or any Free Writing Prospectus, or any amendment or supplement thereto, are the Managers’, the Forward Purchasers’ or the Forward Sellers’ names on the cover of the Prospectus Supplement.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Manager Party pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Manager Party in writing of the institution of such Proceeding and such Manager Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Manager Party shall not relieve such Manager Party from any liability that such Manager Party may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the relevant Manager Party in connection with the defense of such Proceeding or such Manager Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to or in conflict with those available to such Manager Party (in which case such Manager Party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Manager Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Manager Party), in any of which events such fees and expenses shall be borne by such Manager Party and paid as incurred (it being understood, however, that such Manager Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The relevant Manager Party shall not be liable for any settlement of any such Proceeding effected without the written consent of such Manager Party but, if settled with the written consent of such Manager Party or if there be a final judgment for the plaintiff, such Manager Party agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the relevant Manager Party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Manager Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Manager Party of the aforesaid request, (ii) such Manager Party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given such Manager Party at least 30 days’ prior notice of its intention to settle. The relevant Manager Party shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) and 7(b) hereof or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the relevant Manager Party, on the other hand, from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of such Manager Party, on the other, in connection with the statements or omissions that resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the relevant Manager Party, on the other, shall be equal to (A) in the case of the Company, the sum of (1) the sum, for each Forward, of the product of (x) the Actual Sold Forward Amount for such Forward and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward and (2) the aggregate market price for the Issuance Shares sold by the Managers under this Agreement, (B) in the case of a Manager, the total commissions received from the sale of Issuance Shares under this Agreement, (C) in the case of a Forward Seller, the sum, for each Forward entered into by such Forward Seller’s affiliated Forward Purchaser, of the product of (1) the Actual Sold Forward Amount for such Forward and (2) the Forward Hedge Selling Commission for such Forward, and (D) in the case of a Forward Purchaser, the sum, for each Forward entered into by such Forward Purchaser, of the product of (1) the net “Spread” (as defined in the Forward Contract for such Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for such Forward, (2) the Actual Sold Forward Amount for such Forward, and (3) the Forward Hedge Price for such Forward. The relative fault of the Company, on the one hand, and of the relevant Manager Party, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by such Manager Party and such supplying party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this Section 7(c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and each Manager Party agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(c) hereof. Notwithstanding the provisions of this Section 7, no Manager Party shall be required to contribute any amount in excess of the benefits and associated fees received by it under this Agreement as described in Section 7(c) hereof. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The Company and each Manager Party agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Issuance Shares and the Forward Settlement Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8: Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager Party, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Manager Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9: Termination.

(a) The Company shall have the right, by giving written notice to the Manager Parties as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through any Manager or Forward Seller for the Company or for such Forward Seller’s affiliated Forward Purchaser in connection with a Forward, as applicable, the obligations of the Company, including in respect of compensation of such Manager Party, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 3, 5, 7, 8, 10, 11, 12, 15, 16, 17, 18, 19 and 20 hereof and the terms of any Letter Agreement shall remain in full force and effect notwithstanding such termination.

(b) Any Manager or any Forward Seller and its affiliated Forward Purchaser shall, as to such Manager or such Forward Seller and Forward Purchaser, as the case may be, have the right, by giving written notice to the Company as hereinafter specified, to terminate this Agreement in its sole discretion at any time with respect to such Manager or such Forward Seller and Forward Purchaser, as the case may be; provided, however, that this Agreement will remain in full force and effect with respect to the other Managers, Forward Purchasers and Forward Sellers. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 3, 5, 7, 8, 10, 11, 12, 15, 16, 17, 18, 19 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or (b) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by each Manager Party or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

(e) Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through any Manager Party on the terms and subject to the conditions set forth herein, except that Sections 3, 5, 7, 8, 10, 11, 12, 15, 16, 17, 18, 19 and 20 hereof shall remain in full force and effect.

SECTION 10: Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile or electronic mail to the applicable number or email address, and

(a) if to the Managers or the Forward Sellers, shall be sufficient in all respects if delivered or sent to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

and

Citizens JMP Securities, LLC

1301 Avenue of the Americas, 2nd Floor

New York, New York 10019

Attention: Gianpaolo Arpaia

Telephone: (212) 906-3533

Email: gianpaolo.arpaia@citizensbank.com

and

Ladenburg Thalmann & Co. Inc.

640 Fifth Avenue 4th Floor

New York, New York 10019

Attention: Joseph Giovanniello

JGiovanniello@ladenburg.com

and

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter, Scott Finz

with a copy to the Legal Department

and

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: TJ Opladen

facsimile: (212) 428-6260

email: tj.opladen@rbccm.com

and

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: ECM ATM Execution Team

Telephone: (212) 827-7182

Email: TDS_ATM@tdsecurities.com, with a copy to CIBLegal@tdsecurities.com with a copy (which shall not constitute notice) to:

Bracewell LLP

31 West 52nd Street, Suite 1900

New York, New York 10019-6118

Attention: Todd W. Eckland

Email: todd.eckland@bracewell.com

and

Hunton Andrews Kurth LLP

200 Park Avenue, 52nd Floor

New York, NY 10166

Attention: Joseph B. Buonanno

Email: jbuonanno@hunton.com

(b) if to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to:

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Facsimile: (646) 834-8133

Attention: Syndicate Registration

and

Citizens JMP Securities, LLC

1301 Avenue of the Americas, 2nd Floor

New York, New York 10019

Attention: Gianpaolo Arpaia

Telephone: (212) 906-3533

Email: gianpaolo.arpaia@citizensbank.com

and

Morgan Stanley & Co. LLC

1585 Broadway, 6th Floor

New York, New York 10036

Attention: Joel Carter; Scott Finz

Email: equitysolutions_notices@morganstanley.com; Anthony.Cicia@morganstanley.com; Eric.D.Wang@morganstanley.com

and

Royal Bank of Canada

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: TJ Opladen

facsimile: (212) 428-6260

email: tj.opladen@rbccm.com

and

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Global Equity Derivatives

Telephone: (646) 562-1504

Email: TDS_ATM@tdsecurities.com, TDUSA-GEDDelta1@tdsecurities.com, Igor.Biselman@tdsecurities.com, and Matthew.Birmingham@tdsecurities.com with a copy (which shall not constitute notice) to:

Bracewell LLP

31 West 52nd Street, Suite 1900

New York, New York 10019-6118

Attention: Todd W. Eckland

Email: todd.eckland@bracewell.com

and

Hunton Andrews Kurth LLP

200 Park Avenue, 52nd Floor

New York, NY 10166

Attention: Joseph B. Buonanno

Email: jbuonanno@hunton.com

(c) if to the Company, shall be sufficient in all respects if delivered or sent to:

Chesapeake Utilities Corporation

500 Energy Lane, Suite 400

Dover, Delaware 19901

Facsimile: (302) 734-6750

Email: nrussell@chpk.com

Attention: Noah T. Russell

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP

Attention: Jeffrey Decker

200 South Orange Avenue, Suite 2300

Orlando, Florida 32801

Facsimile: (407) 841-0168

Email: jdecker@bakerlaw.com

and

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue

New York, New York 10022

Attention: Lona Nallengara

Email: Lona.Nallengara@aoshearman.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11: Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Manager Parties and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to therein and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from any Manager Party) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12: No Fiduciary Relationship. The Company hereby acknowledges that each Manager Party is acting solely as sales agent or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that each Manager Party is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and, in no event, do the parties intend that any Manager Party act or be responsible as a fiduciary to the Company, the management or creditors or any other person in connection with any activity that any Manager Party may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each Manager Party hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each Manager Party agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by such Manager Party to the Company regarding such transactions, including any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager Party with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13: Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager Parties prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or NYSE rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14: Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

SECTION 15: Entire Agreement. This Agreement, together with any Letter Agreement, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

SECTION 16: Counterparts. This Agreement may be signed by the parties in one or more counterparts that together shall constitute one and the same agreement among the parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 17: Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly (a “Claim”), shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18: Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19: Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager Party or any indemnified party. Each of the Manager Parties and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20: Successors and Assigns. This Agreement shall be binding upon the Company and each Manager Party and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and such Manager Party’s respective businesses or assets.

SECTION 21: Recognition of U.S. Special Resolution Regimes. In the event that (i) any Manager Party, if it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, then the transfer from such Manager Party of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States and (ii) any Manager Party, if it is a Covered Entity, or a BHC Act Affiliate of such Manager Party becomes subject to a proceeding under a U.S. Special Resolution Regime, then any Default Right under this Agreement that may be exercised against such Manager Party is permitted to be exercised to no greater extent than such Default Right could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 21, (1) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (2) “Covered Entity” means (A) a “covered entity” (as defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)), (B) a “covered bank” (as defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b)) or (C) a “covered FSI” (as defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)), (3) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (4) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations thereunder.

SECTION 22: Miscellaneous. Securities sold, offered or recommended by any Manager Party are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of any Manager Party have, or may in the future have, lending relationships with issuers of securities underwritten or privately placed by such Manager Party. Prospectuses and other disclosure documents for securities underwritten or privately placed by any Manager Party may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of such Manager Party.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and each of the Manager Parties, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and each of the Manager Parties. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of each Manager Party may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

CHESAPEAKE UTILITIES CORPORATION

By:	/s/ Jeffrey S. Sylvester
	Name:	Jeffrey S. Sylvester
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

BARCLAYS CAPITAL INC.

As Manager and Forward Seller

By:	/s/ Gabrielle LeBlanc
Name: Gabrielle LeBlanc
Title: Director

BARCLAYS BANK PLC

As Forward Purchaser

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

As Manager and Forward Seller

By:	/s/ Gianpaolo Arpaia
Name: Gianpaolo Arpaia
Title: Managing Director

CITIZENS JMP SECURITIES, LLC

As Forward Purchaser

By:	/s/ Gianpaolo Arpaia
Name: Gianpaolo Arpaia
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

LADENBURG THALMANN & CO. INC.

As Manager

By:	/s/ Dan Blood
Name: Dan Blood
Title: Co-Head of Investment Banking

MORGAN STANLEY & CO. LLC

As Manager and Forward Seller

By:	/s/ Daniel J. F. McCullough
Name: Daniel J. F. McCullough
Title: Executive Director

MORGAN STANLEY & CO. LLC
As Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

RBC CAPITAL MARKETS, LLC

As Manager and Forward Seller

By:	/s/ Patrick Hamer
Name: Patrick Hamer
Title: Managing Director

ROYAL BANK OF CANADA

As Forward Purchaser

By:	/s/ Joe Stoots
Name: Joe Stoots
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

TD SECURITIES (USA) LLC

As Manager and Forward Seller

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

THE TORONTO-DOMINION BANK

As Forward Purchaser

By:	/s/ Michael Murphy
Name: Michael Murphy
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Schedule A

Permitted Free Writing Prospectuses

None

Schedule A-1

Schedule B

Significant Subsidiaries

Name	Jurisdiction of Organization	Jurisdictions in which Qualified to do Business as Foreign Entity
Eastern Shore Natural Gas Company	Delaware	Maryland and Pennsylvania
Florida Public Utilities Company	Florida	Not applicable
Peninsula Pipeline Company, Inc.	Delaware	Florida
Pivotal Utility Holdings, Inc.	New Jersey	Florida

Schedule B-1

Schedule C

Authorized Company Representatives

(1)	Jeffrey S. Sylvester, Senior Vice President and Chief Financial Officer

(2)	Noah T. Russell, Assistant Vice President and Treasurer

(3)	Michael D. Galtman, Senior Vice President and Chief Transformation Officer

Schedule C-1

Exhibit A

FORM OF MASTER FORWARD CONFIRMATION

[Date]

To:	Chesapeake Utilities Corporation
500 Energy Lane
Dover, Delaware 19901

From:	[ ]

Ladies and Gentlemen,

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Equity Distribution Agreement, dated as of September 30, 2026, among Party B; [ ], as Forward Purchasers; and [ ], as Forward Sellers (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto. [Party A is not a member of the Securities Investor Protection Corporation.] [Party A is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]

1.

The definitions and provisions contained in the [2021 ISDA Interest Rate Derivatives Definitions (the “2021 Definitions”)] [2000 ISDA Definitions (the “2000 Definitions”)] and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the [2021][2000] Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation. In the event of any inconsistency among the Agreement (as defined below), this Master Forward Confirmation, any Supplemental Confirmation, the [2021][2000] Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the [2021][2000] Definitions; and (v) the Agreement.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law, without reference to choice of law doctrine other than Section 5-1401 of the New York General Obligations Law, (ii) the election that Section 13 of the Agreement is amended by: (1) deleting, in Section 13(b)(i)(2), the word “non-exclusive” and replacing it with the word “exclusive” and (2) deleting Section 13(b)(iii) in its entirety, (iii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Party A and will apply to Party B as if (1) the “Threshold Amount” with respect to Party A were 3% of [its][its ultimate parent’s] shareholders’ equity (and as if “Specified Indebtedness” did not include obligations in respect of deposits received in the ordinary course of Party A’s banking business) and the “Threshold Amount” with respect to Party B were USD 20,000,000, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, and (3) the following sentence were added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (A) the default was caused solely by error or omission of an administrative or operational nature; (B) funds were available to enable the party to make the payment when due; and (C) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (iv) the elections set forth in such Confirmation). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Exhibit A-1

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[ ], through its agent [ ] (the “Agent”)

Party B:	Chesapeake Utilities Corporation

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Exhibit A-2

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any other day, (1) the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by (2) the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, (i) each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent by application of the Daily Rate in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction and (ii) the then-current Volume-Weighted Hedge Price shall be reduced by the Calculation Agent, in a commercially reasonable manner, by the relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the last Trading Day of the Forward Hedge Selling Period with respect to Forward Hedge Shares sold on or prior to such date in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day minus (B) the Spread for such Transaction divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Exhibit A-3

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, par value $0.4867 per share, of Party B (Exchange identifier: “CPK”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Hedging Party:	Party A.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be.

Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Exhibit A-4

Settlement Terms:

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, commercially reasonable judgment, to unwind its hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) one Scheduled Trading Day prior to such Settlement Date, which may be the Maturity Date for such Transaction, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to the Notice Settlement Number (as defined below) for such Transaction, which may be the Maturity Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that (x) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (y) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day and (z) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than one Scheduled Trading Day prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Exhibit A-5

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that for a Settlement Date occurring on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the Scheduled Trading Day immediately preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent may make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A determines based on the advice of counsel that Party A (or its affiliate) would not be able to purchase Shares on the Exchange to unwind its hedge position in connection with Cash Settlement or Net Share Settlement in compliance with applicable securities laws. Party A shall promptly notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent reasonably determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Exhibit A-6

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the number of Shares not so delivered, the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to (1) the Forward Price Reduction Amount for such Forward Price Reduction Date multiplied by (2) the number of Physical Deferred Shares.

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Exhibit A-7

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares, in either case, together with an amount in cash equal to the Fractional Share Amount (if any); provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.01, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date. In the event that the number of Shares calculated as set out above comprises any fractional Share, the Net Share Settlement Shares to be delivered will be rounded down to the nearest whole Share and a Fractional Share Amount will be payable in cash by the relevant party based on the market value of such fractional Share.

Exhibit A-8

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “CPK <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Method of Adjustment:	Calculation Agent Adjustment, provided that (A) Section 11.2(e)(iii) of the 2002 Definitions shall be deleted (and Extraordinary Dividends shall, instead, have the consequences specified below under “Extraordinary Dividends”), (B) the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Party B’s equity incentive plans shall not constitute a Potential Adjustment Event, and (C) for the avoidance of doubt no Extraordinary Non-Cash Dividend or Excess Cash Dividend (each as defined herein) shall constitute a Potential Adjustment Event (but, instead, shall have the consequences specified below under “Acceleration Events” and “Termination Settlement”).

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Party B or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under equity compensation or employee benefit plans of Party B;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Shares awarded under Party B’s equity compensation or employee benefit plans;

(iii) Shares purchased in connection with the operation of Party B’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

Exhibit A-9

(iv) Shares purchased by Party B in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director equity compensation programs (including Party B’s equity incentive plans).

Notwithstanding Section 11.2(e) of the 2002 Definitions, the following also shall not be considered to be a Potential Adjustment Event:

(i) any issuance and/or delivery of Shares by Party B to employees, officers and directors of Party B pursuant to equity compensation programs (including Party B’s equity incentive plans);

(ii) any issuance of Shares pursuant to dividend reinvestment and direct stock purchase plans of Party B;

(iii) any issuance of any convertible or exchangeable securities by Party B (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the 2002 Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Party B as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit, employee stock option or performance share awards.

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one-month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one-month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Exhibit A-10

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event shall not apply, and instead, the consequences specified below under “Acceleration Events,” “Termination Settlement,” “Additional Adjustment” or “Insolvency Filing”, as applicable, shall apply.

Additional Disruption Events:

Change in Law:	Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Dealer is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Exhibit A-11

Offices:

The Office of Party A for each Transaction is:	[ ]

The Office of Party B for each Transaction is:	Inapplicable, Party B is not a Multibranch Party.

3.	Other Provisions:

Opinion:

At or prior to execution of the first Transaction hereunder, Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement (subject to customary exceptions, limitations, qualifications and assumptions reasonably acceptable to Party A). Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the satisfaction of all of the conditions set forth in Section 6 of the Equity Distribution Agreement, and (ii) the condition that neither of the following has occurred: (A) after using commercially reasonable efforts, Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction, or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Specified Borrow Rate for such Transaction to do so (in which event (A) or (B), such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is able to borrow at or below such cost).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that would reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will, by the next succeeding Local Business Day, notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default as to which Party B is the Defaulting Party or a Potential Adjustment Event with respect to Party B.

Additional Representations, Warranties and Agreements of Party B: Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each Forward Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)

Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

Exhibit A-12

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the maximum number of Shares as shall be issuable at such time upon settlement of such Transaction. All Shares so issuable shall, upon such issuance (except to the extent that the Private Placement Procedures in Annex A apply), be accepted for listing or quotation on the Exchange.

(c)

Party B agrees to provide Party A at least two Exchange Business Days’ written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws (iii) as required by the rules and regulations of the Exchange, (iv) such as have been obtained from the Delaware Public Service Commission in connection with the issuance and delivery of Settlement Shares, (v) such as have been obtained from the Florida Public Service Commission in connection with the issuance and delivery of Settlement Shares at any time on or prior to the last day of the calendar year in which the Transaction is entered into, and (vi) as may be required to be obtained from Florida Public Service Commission in connection with the issuance and delivery of Settlement Shares at any time during any calendar year after the last day of the calendar year in which such Transaction is entered into.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that would cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases. For the avoidance of doubt, the foregoing shall not (i) limit Party B’s ability, pursuant to any issuer “plan” (as defined in Rule 10b-18), to re-acquire Shares from employees in connection with such plan or program, (ii) limit Party B’s ability to withhold Shares to cover tax liabilities associated with such a plan, (iii) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of

Exhibit A-13

the issuer” (each as defined in Rule 10b-18), (iv) otherwise restrict Party B’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off-exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (v) limit Party B’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with any issuer “plan” (as defined in Rule 10b-18) for directors, officers and employees or any agreements with respect to any such plan for directors, officers or employees of any entities that are acquisition targets of Party B.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least USD 50 million as of the date hereof, the Forward Date (as defined in the Equity Distribution Agreement) for each Transaction hereunder and the Trade Date for each Transaction hereunder.

(l)	Party B acknowledges and agrees that:

(i)

during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities, or buy or sell options or futures contracts or enter into swaps or other derivative securities, in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)

each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

Exhibit A-14

(m)

Party B represents and warrants to Party A that the representations and warranties of Party B contained in Section 1 of the Equity Distribution Agreement by Party B are true and correct, or, as provided in the Equity Distribution Agreement, true and correct in all material respects, as if made as of the Forward Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder, each Forward Hedge Settlement Date (as defined in the Equity Distribution Agreement) for any Transaction hereunder and each Trade Date for any Transaction hereunder.

(n)

Party B covenants and agrees that it shall perform all of the obligations required to be performed by it under the Equity Distribution Agreement (including, without limitation, to the extent required to satisfy the conditions set forth in Section 6 of the Equity Distribution Agreement) on or prior to the Trade Date for any Transaction hereunder and the corresponding Effective Date for any Transaction hereunder.

(o)	[Party B has net assets* of at least USD 25,000,000 as shown on its most recently prepared financial statements.

*	“net assets” for purposes of this representation is calculated as total assets minus total liabilities.

(p)	Party B represents that the person(s) executing this document are duly authorized to act on behalf of Party B in connection with the entry of the Transaction.]

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that, on the basis of the Interpretive Letter, any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)

Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding Party B or the Shares.

Exhibit A-15

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of Party B, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of (1) such Extraordinary Dividend and (2) the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by Party B to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by Party B with respect to the Shares that is specified by the board of directors of Party B as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the first day of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation (such excess over the Regular Cash Dividend, an “Excess Cash Dividend”), (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B in connection with a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as reasonably determined by Party A (a dividend or distribution in clause (ii) or (iii), an “Extraordinary Non-Cash Dividend”);

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

Exhibit A-16

(d)

Other ISDA Events. (i) The announcement of any event that if consummated, would result in an Extraordinary Event, (ii) the occurrence of any Change in Law or a Delisting or (iii) the occurrence of a Market Disruption Event during an Unwind Period for such Transaction that continues for at least eight Scheduled Trading Days; provided that, in the case of a Tender Offer, Section 12.1(d) of the 2002 Definitions is amended by replacing “10%” in the third line thereof with “20%”; provided further that, in the case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors); or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”), and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that, (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit, and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists, and (iii) in the case of an Acceleration Event arising out of a Market Disruption Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the remaining number of Shares subject to the Unwind Period as to which Party A has not unwound its hedge. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and

Exhibit A-17

Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends. For the avoidance of doubt, the immediately preceding sentence shall not preclude or otherwise limit Party A from exercising its “Termination Settlement” rights pursuant to this paragraph upon the occurrence of an Acceleration Event as set forth in clause (b) of the definition thereof.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines based on the advice of counsel that any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A, but Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed and/or sold a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation, and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act, and Party B has acted and will act in good faith with respect to the foregoing.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any employee of Party A other than Permitted EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of customers, significant merger or acquisition proposals or agreements, significant new supply shortages or disruptions, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of each Transaction, “Permitted EDG Personnel” means [ ] or any other person or persons designated from time to time in writing to Party B by Party A.

Exhibit A-18

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver to Party A on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to the Forward Shares for such Transaction minus the aggregate number of Shares delivered by Party B to Party A for such Transaction prior to such Settlement Date. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction.

Interpretive Letter:

The parties intend this Master Forward Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A which has at the time of the assignment or transfer a senior unsecured debt rating by at least one of Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Inc. (or its successor) (the “Credit Rating”) equal to or higher than the Credit Rating of Party A or whose obligations are fully and unconditionally guaranteed by Party A or its ultimate parent entity (and, additionally, so long as any guaranty of the obligations of Party A assigned or transferred continues to remain in full force and effect with respect to the assignee or transferee) without the prior written consent of Party B; provided that (i) no Event of Default, Potential Event of Default or Termination Event with respect to which Party A or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (ii) no Acceleration Event or other event giving rise to a right or responsibility to designate a Termination Settlement Date or otherwise terminate or cancel a Transaction or to make an adjustment to the terms of a Transaction would result therefrom, (iii) Party B shall not, as a result of such assignment or transfer, (A) be required to pay to Party A or such affiliate an additional amount in respect of an Indemnifiable Tax or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, and (iv) Party B shall not be subject to any additional regulatory requirements (including any margin, reporting or documentation requirements applicable to Party B) as a result of such assignment or transfer. Notwithstanding any other provision in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all

Exhibit A-19

reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and non-appealable judgment by a court to have resulted from Party A’s bad faith, gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable.

Additional Acknowledgments:	Applicable.

Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement, or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction or (ii) the Section 16 Percentage would exceed 4.9%. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction or (ii) the

Exhibit A-20

Section 16 Percentage would exceed 4.9%. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, or (ii) the Section 16 Percentage would not exceed 4.9%. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior or subsequent “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Exhibit A-21

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as each such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period (as each such term is defined in the Equity Distribution Agreement) for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, or the Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares (as defined in the Equity Distribution Agreement) for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Promptly upon the conclusion of the Forward Hedge Selling Period for a Transaction, Party A shall provide Party B a notice in writing of the date of such completion and the resulting Actual Sold Forward Amount, Volume-Weighted Hedge Price and Initial Forward Price.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

[ ]

Address for notices or communications to Party B:

Address:	Chesapeake Utilities Corporation
500 Energy Lane
Dover, Delaware 19901
Attention:	[ ]
Telephone No.:	[ ]
Email:	[ ]

Exhibit A-22

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

[Reserved]

[Reserved]

Exhibit A-23

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: “It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.”

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

[ ]

(ii)	Party B makes the following representation(s):

(A)	It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Delaware, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)	[Reserved.]

(e)

Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8IMY or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form W-8ECI, W-8IMY or W-9 (as applicable), or any successor thereto, (i) on or before the date of execution of this Master Forward Confirmation; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such tax form previously provided has become inaccurate or incorrect. Furthermore, for the purposes of Sections 4(a)(i) and 4(a)(ii) of the

Exhibit A-24

Agreement, each party shall, promptly upon reasonable demand by the other party, provide any other tax form or document, accurately completed and in a manner reasonably satisfactory to such other party, that may be required or reasonably requested in order to allow such party to make a payment under this Master Forward Confirmation and the related Supplemental Confirmation, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

[Reserved]

[Reserved]

[Reserved]

Counterparts:

This Master Forward Confirmation and each Supplemental Confirmation may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Master Forward Confirmation or Supplemental Confirmation by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Master Forward Confirmation, each Supplemental Confirmation, or in any other certificate, agreement or document related to this Master Forward Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Remainder of page intentionally left blank]

Exhibit A-25

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[ ]

By:
Name:
Title:

Accepted and confirmed as of the date first above written:

CHESAPEAKE UTILITIES CORPORATION

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Chesapeake Utilities Corporation (“Party B”) 500 Energy Lane Dover, Delaware 19901

From:	[ ]

Date:	[_________], 20[__]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below. [Party A is not a member of the Securities Investor Protection Corporation.]

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of September 30, 2026 (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[_______], 20[__]

Effective Date:	[_______], 20[__]

Maturity Date:	[_______], 20[__]

Base Amount:	[________]

Initial Forward Price:	USD [____]

Spread:	[_.__]%

Volume-Weighted Hedge Price:	USD [____]

Specified Borrow Rate:	[___] basis points per annum

Maximum Specified Borrow Rate:	[___] basis points per annum

Forward Shares:	[_______] Shares

Notice Settlement Number:	[_______] Scheduled Trading Days

A-1

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[ ]

By:
Name:
Title:

Accepted and confirmed as of the date first above written:

CHESAPEAKE UTILITIES CORPORATION

By:
Name:
Title:

[Signature Page to Forward Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
First Day of Forward Hedge Selling Period:	USD 0.00
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]
[_________], 20[__]	USD [____]

[_________], 20[__]	USD [____]

I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures for issuers comparable to Party B (including with respect to size and industry) with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for similarly-sized private placement agreements with issuers comparable to Party B (including as to size and industry), all reasonably acceptable to Party A; provided that, prior to receiving or being granted access to any information, any such designated buyer may be required by Party B to enter into a customary non-disclosure agreement with Party B in respect of any such due diligence rights. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall (so long as Party A or any such affiliate is not an “affiliate” of Party B within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit B

FORM OF ISSUANCE NOTICE

From:	[Name of Authorized Company Representative]
cc:	[Names of Other Authorized Company Representatives]
To:	[Name of Applicable Manager]
Subject:	At-the-Market Offering Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement dated September 30, 2026 between Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), and each of the Managers (including the undersigned), the Forward Purchasers and the Forward Sellers named therein (the “Agreement”), the undersigned, an Authorized Company Representative on behalf of the Company and in accordance with Section 3(a) of the Agreement, hereby requests that [name of applicable Manager] (the “Selling Manager”) sell up to [•] shares of common stock, par value $0.4867 per share (the “Shares”) at a minimum market price of $[•] per Share between [•], 202[•] and [•], 202[•]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.] [No more than [•] Shares may be sold on any one (1) day.] [insert other sales parameters]

Very truly yours,

By:
Name:	[ ]
Title:	[ ]

Exhibit B-1

Exhibit C

FORM OF FORWARD PLACEMENT NOTICE

VIA ELECTRONIC MAIL

[Date]

[Forward Purchaser], as Forward Purchaser

[Address]

Attention: [•]

[Forward Seller], as Forward Seller

[Address]

Attention: [•]

Reference is made to the Equity Distribution Agreement dated September 30, 2026 between Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), and each of the Managers, the Forward Purchasers (including you) and the Forward Sellers (including you) named therein (the “Agreement”). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Agreement. This Forward Placement Notice informs you that the Company desires to enter into a Forward, including a related Contract, on the terms set forth below and in accordance with Section 3(d) of the Agreement. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 3(d) of the Agreement):
Number of Days in Forward Hedge Selling Period:
First Date of Forward Hedge Selling Period:
Last Date of Forward Hedge Selling Period:
Forward Hedge Amount:	$
Forward Hedge Selling Commission Rate:		%

Exhibit C-1

Forward Price Reduction Dates	Forward Price Reduction Amounts
[First Date of Forward Hedge Selling Period:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$

Term: [Month/Years]

Specified Borrow Rate: [ ] basis points

Maximum Specified Borrow Rate: [ ] basis points

Notice Settlement Number: [ ]

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[1.00] without your prior written consent, which consent may be withheld in your sole discretion): $[ ] per share

Comments: [ ]

CHESAPEAKE UTILITIES CORPORATION

By:
Name:
Title:

Exhibit C-2

ACCEPTED as of the date first above written

[Forward Purchaser], as Forward Purchaser

By:
Name:
Title:

[Forward Seller], as Forward Seller

By:
Name:
Title:

Exhibit C-3

Exhibit D

OPINION AND NEGATIVE ASSURANCE LETTER OF COMPANY COUNSEL

Exhibit E

OPINION OF IN-HOUSE COUNSEL